Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Tower Corporation on Form S-3 of our report dated March 4, 1999, appearing in the Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Boston, Massachusetts
October 18, 1999